EXHIBIT 21

SUBSIDIARIES
OF

MONSTER BEVERAGE CORPORATION

Entity Name	Jurisdiction
American Fruits and Flavors, LLC	Delaware
Blue Sky Natural Beverage Co.	Delaware
Energy Beverages Australia Pty Ltd	Australia
Energy Beverages Europe Limited	Ireland
Energy Beverages LLC	Delaware
Energy Beverages Rus	Russia
Fastest, LLC	Delaware
Full Throttle Energy Company	Delaware
Hansen Beverage Company	Delaware
Hansen Junior Juice Company	Delaware
Hansen Natural Corporation	Delaware
Hansen PRE, LLC	Delaware
ME Management Services, S. de R.L. de C. V.	Mexico
MEC Corona Summit II LLC	California
MEC Corona Summit III LLC	California
MEC Corona Summit IV LLC	California
MEC Corona Summit LLC	California
MECEB Productions, LLC	Delaware
MEC Kona I LLC	Delaware
Monster Beverage Company	Connecticut
Monster Beverage Company Peru S.R.L.	Peru
Monster Energy Argentina S.A.	Argentina
Monster Energy AU Pty Ltd	Australia
Monster Energy Austria GmbH	Austria
Monster Energy Bebidas Ecuador Cia. Ltda.	Ecuador
Monster Energy Beverage (Shanghai) Co., Ltd.	China
Monster Energy Beverage Company of South Africa (Proprietary) Limited	South Africa
Monster Energy Brasil Comércio de Bebidas Ltda.	Brazil
Monster Energy Canada Ltd.	Canada
Monster Energy Colombia SAS	Colombia
Monster Energy Company	Delaware
Monster Energy Company (Swaziland) (Proprietary) Limited	Swaziland
Monster Energy Company (Taiwan)	Taiwan
Monster Energy Company -Chile- Limitada	Chile
Monster Energy Costa Rica, Limitada	Costa Rica
Monster Energy Dominican Republic, S.R.L.	Dominican Republic
Monster Energy Egypt LLC	Egypt
Monster Energy Europe Limited	United Kingdom
Monster Energy France SAS	France
Monster Energy Hong Kong Limited	Hong Kong
Monster Energy India Private Limited	India

Monster Energy International Limited	Ireland
Monster Energy Israel Ltd.	Israel
Monster Energy Japan Godo Kaisha	Japan
Monster Energy Korea, Ltd.	Korea, South
Monster Energy Limited	Ireland
Monster Energy Mexico, S. de R.L. de C.V.	Mexico
Monster Energy Nigeria Limited	Nigeria
Monster Energy Pakistan (Private) Limited	Pakistan
Monster Energy PRC Holdings (HK) Limited	Hong Kong
Monster Energy Rus LLC	Russia
Monster Energy SER doo Beograd-Vracar	Serbia
Monster Energy Singapore Pte. Ltd.	Singapore
Monster Energy Southeast Asia Sdn. Bhd.	Malaysia
Monster Energy Switzerland Holding GmbH	Switzerland
Monster Energy Trading L.L.C	United Arab Emirates
Monster Energy Trinidad Limited	Trinidad & Tobago
Monster Energy Ukraine LLC	Ukraine
Monster Energy US LLC	Delaware
Monster Energy Vietnam Company Ltd.	Vietnam
Monster İçecek Ticaret Limited Şirketi	Turkey
Monster LDA Company	Delaware
Monster Racing, Inc.	Delaware
NOS Energy Company	California
Peace Tea Beverage Company	Delaware
Reign Beverage Company LLC	Delaware
Rialto Renaissance LLC	California